Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
United Community Banks, Inc.
We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Community Banks, Inc. of our report dated February 25, 2010 related to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of United Community Banks, Inc. for the year ended December 31, 2009.

/s/ Porter Keadle Moore, LLP
Atlanta, Georgia
May 27, 2010